Exhibit C

Department of the Treasury- Internal Revenue Service Form W8 BEN, which was recorded during a regular course of business and returned to the Private Treasury for record keeping purposes.

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Form **W-8BEN**
(Rev. February 2006)
Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding

▶ Section references are to the Internal Revenue Code. ▶ See separate instructions.
▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for:	**Instead, use Form:**
• A U.S. citizen or other U.S. person, including a resident alien individual	W-9
• A person claiming an exemption is effectively connected with the conduct of a trade or business in the United States	W-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY
• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)	W-8ECI or W-8EXP

Note: *These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.*

• A person acting as an intermediary . . . W-8IMY

Note: *See instructions for additional exceptions.*

Part I Identification of Beneficial Owner (See instructions.)

1 Name of individual or organization that is the beneficial owner: JUAN MANUEL MEDINA TRUST©

2 Country of incorporation or organization: UNITED STATES

3 Type of beneficial owner: ☐ Individual ☐ Corporation ☐ Disregarded entity ☐ Partnership ☐ Simple trust ☐ Grantor trust ☑ Complex trust ☐ Estate ☐ Government ☐ International organization ☐ Central bank of issue ☐ Tax-exempt organization ☑ Private foundation

4 Permanent residence address (street, apt. or suite no., or rural route).
P.O. Box 9024140

City or town, state or province. Include postal code where appropriate.
San Juan, P.R. 00902-4140

Country (do not abbreviate): UNITED STATES

5 Mailing address (if different from above)
C/O 19444 North-West Fifty First Place

City or town, state or province. Include postal code where appropriate.
Miami, Florida Republic

Country (do not abbreviate): united States of America

6 U.S. taxpayer identification number, if required (see instructions)
Not Required per W-8BEN Inst p.1,2,4,5 (Cat. 25576H); W-8 Supp. Inst p.1,2,6 (Cat. 26698G) Pub. 515 Inst. p.7; Form 1042-s Inst. P1,14; 31 CFR 103.34(a)(3)(x)

7 Foreign tax identifying number, if any (optional)

8 Reference number(s) (see instructions) 26 CFR 1.871-1(b)(1)(i)

Part II Claim of Tax Treaty Benefits (if applicable)

9 **I certify that (check all that apply):**

a ☐ The beneficial owner is a resident of .... within the meaning of the income tax treaty between the United States and that country.

b ☐ If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

c ☐ The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d ☐ The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e ☐ The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article .... of the treaty identified on line 9a above to claim a .... % rate of withholding on (specify type of income): ....
Explain the reasons the beneficial owner meets the terms of the treaty article: ....

Part III Notional Principal Contracts

11 ☐ I have provided or will provide a statement that identifies those notional principal contracts from which the income is **not** effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV Certification

Under penalties of perjury from without the "United States" in accordance with 28 U.S.C. 1746(1), I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete when litigated only in a state court with a jury trial. I further certify under penalties of perjury that:
1 I am the nonresident alien (or am authorized to sign for the nonresident alien) of all the transactions to which this form relates
2 The nonresident alien is NOT a U.S. person and is not liable for withholding or paying income taxes or filing returns under 26 U.S.C. or 26 C.F.R.
3 The income to which this form relates is not effectively connected with the conduct of a "trade or business" within the "United States" and is not subject to tax under an income tax law or treaty, and
4 For broker transactions or broker transaction, the nonresident alien is a "foreign estate" as defined in 26 U.S.C. 7701(a)(31)
The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to establish your status as a non-U.S. person and, if applicable, obtain a reduced rate of withholding.

Sign Here ▶ Juan-M. Medina On behalf of JUAN MANUEL MEDINA — Signature of beneficial owner (or individual authorized to sign for beneficial owner)
2/28/16 — Date (MM-DD-YYYY)
Trustee [UCC 1-210 (35)] — Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form **W-8BEN** (Rev. 2-2006)

Printed on Recycled Paper